Exhibit 10.7

Execution Version

Hercules Capital, Inc.

Second Supplement to Note Purchase Agreement

Dated as of June 23, 2022

Re: $50,000,000 6.00% Series 2022A Senior Notes

Due June 23, 2025

Hercules Capital, Inc.

Dated as of

June 23, 2022

To the Additional Purchaser(s) named in

Schedule A hereto

Ladies and Gentlemen:

This Second Supplement to Note Purchase Agreement (the or this “Supplement”) is between Hercules Capital, Inc., a Maryland corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Additional Purchasers”).

Reference is hereby made to that certain Note Purchase Agreement dated February 5, 2020 (the “Note Purchase Agreement”) among the Company and the Purchasers listed on the Purchaser Schedule thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.14 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Additional Purchaser(s) as follows:

1. The Company has authorized the issue and sale of $50,000,000 aggregate principal amount of its 6.00% Series 2022A Senior Notes due June 23, 2025 (as amended, restated or otherwise modified from time to time pursuant to Section 17 of the Note Purchase Agreement and including any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement, the “Series 2022A Notes”). The Series 2022A Notes, together with the Series 2020B Notes issued pursuant to the First Supplement to Note Purchase Agreement dated as of November 2, 2020 and the Series 2020 Notes issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2022A Notes shall be substantially in the form set out in Exhibit 1 hereto, with such changes therefrom, if any, as may be approved by the Additional Purchaser(s) and the Company.

2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Additional Purchaser, and each Additional Purchaser agrees to purchase from the Company, Series 2022A Notes in the principal amount set forth opposite such Additional Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

3. The execution and delivery of this Supplement shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, IL 60606, on June 23, 2022 (the “Execution Date”). The sale and purchase of the Series 2022A Notes to be purchased by each Additional Purchaser shall occur at the offices of Chapman and Cutler

LLP, 320 South Canal Street, Chicago, IL 60606, at 8:00 a.m. Chicago time, at a closing (the “Series 2022A Closing”) on June 23, 2022. At the Series 2022A Closing, the Company will deliver to each Additional Purchaser the Series 2022A Notes to be purchased by such Additional Purchaser in the form of a single Series 2022A Note (or such greater number of Series 2022A Notes in denominations of at least $100,000 as such Additional Purchaser may request) dated the date of the Series 2022A Closing and registered in such Additional Purchaser’s name (or in the name of such Additional Purchaser’s nominee), against delivery by such Additional Purchaser to the Company or its order of immediately available funds for the account of the Company pursuant to the applicable funding instructions delivered in accordance with Section 4.10 of the Note Purchase Agreement. If, at the Series 2022A Closing, the Company shall fail to tender such Series 2022A Notes to any Additional Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Additional Purchaser’s satisfaction, such Additional Purchaser shall, at such Additional Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Additional Purchaser may have by reason of such failure by the Company to tender such Series 2022A Notes or any of the conditions specified in Section 4 not having been fulfilled to such Additional Purchaser’s satisfaction.

4. The obligation of each Additional Purchaser to purchase and pay for the Series 2022A Notes to be sold to such Additional Purchaser at the Series 2022A Closing is subject to the fulfillment to such Additional Purchaser’s satisfaction, prior to the Series 2022A Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series 2022A Notes to be purchased at the Series 2022A Closing as if each reference to “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer the “Series 2022A Notes,” the “Series 2022A Closing” and the “Additional Purchaser” (each as defined in this Supplement) and to the following additional conditions:

(a) Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of the Series 2022A Closing (except for representations and warranties which apply to a specific earlier date which shall be true as of such earlier date or as of the date specified in Exhibit A to the extent such provision is superceded in Exhibit A) and the Company shall have delivered to each Additional Purchaser an Officer’s Certificate, dated the date of the Series 2022A Closing certifying that such condition has been fulfilled.

(b) Contemporaneously with the Series 2022A Closing, the Company shall sell to each Additional Purchaser, and each Additional Purchaser shall purchase, the Series 2022A Notes to be purchased by such Additional Purchaser at the Series 2022A Closing as specified in Schedule A.

5. The terms of Section 8 of the Note Purchase Agreement shall apply to the Series 2022A Notes except that

“Prepayment Settlement Amount” shall mean,

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(a) with respect to any Series 2022A Note, an amount equal to the “Prepayment Settlement Amount”, as follows:

Prepaid or accelerated during the period	Prepayment Settlement Amount
On or before March 23, 2025	Make-Whole Amount
After March 23, 2025	$0

For the avoidance of doubt, the definition of “Make-Whole Amount” set forth in Section 8.6 of the Note Purchase Agreement shall be applicable to any Series 2022A Note.

6. In addition to the covenants and agreements set forth in the Note Purchase Agreement, the Company covenants and agrees, which covenants and agreements shall have the benefit of Section 11(c)(ii) of the Note Purchase Agreement, for the benefit of the Additional Purchasers and each other holder of a Note that the following is hereby added to the Note Purchase Agreement as Section 22.8:

Section 22.8. Externalization. (a) Notice of Externalization. The Company will, within fifteen Business Days after the occurrence of an Externalization, give written notice of such Externalization to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 22.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 22.8.

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 22.8 shall be an offer to prepay, in accordance with and subject to this Section 22.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Section 22.8 Proposed Prepayment Date”). Such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Section 22.8 Proposed Prepayment Date shall not be specified in such offer, the Section 22.8 Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(c) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 22.8 by causing a notice of such acceptance to be delivered to the Company not later than 15 Business Days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 22.8 shall be deemed to constitute rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 22.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without Make-Whole Amount, Prepayment Settlement Amount or other premium.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 22.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 22.8 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 22.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would

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be due on each Note offered to be prepaid, accrued to, but excluding, the Section 22.8 Proposed Prepayment Date; (v) that the conditions of this Section 22.8 have been fulfilled; and (vi) the date of the Externalization.

For the purposes of this Section 22.8, an “Externalization” means the date on which the shareholders of the Company duly and validly approve a change in the management structure of the Company from an internally managed business development company to an externally managed business development company by approving the Company entering into an investment advisory agreement with a third-party external adviser.

For the avoidance of doubt, the provisions of this Section 22.8 are applicable to the Series 2020 Notes, the Series 2022A Notes and any Additional Notes sold by the Company.

7. In addition to the covenants and agreements set forth in the Note Purchase Agreement, the Company covenants and agrees for the benefit of the Additional Purchasers and each other holder of a Note, that the definition of “Unencumbered Assets” shall be amended to read as follows:

“Unencumbered Assets” means (a) the value of total assets of the Company that are not secured by a Lien (other than Liens not prohibited by Section 10.5 (except for Liens securing Indebtedness for borrowed money incurred directly by the Company as the borrower or guarantor (other than a customary bad-boy or limited guaranty of Indebtedness of a Financing Subsidiary) and permitted by Section 10.5(dd)) and, notwithstanding the foregoing, in the event a Lien exists, in connection with Indebtedness incurred by such Finance Subsidiary, on the Equity Interest of such Financing Subsidiary (as a result of a guaranty, accommodation pledge or otherwise), such Equity Interest shall be deemed an asset for purposes of this clause (a) with the value of such Equity Interest being equal to the value of the assets owned by such Subsidiary less the principal amount of Indebtedness for borrowed money of such Subsidiary), including, without duplication, the value of any Equity Interests owned by the Company, directly or indirectly, in a consolidated subsidiary, less (b) all unsecured liabilities and unsecured indebtedness not represented by Senior Securities of the Company

8. In addition to the covenants and agreements set forth in the Note Purchase Agreement, the Company covenants and agrees, for the benefit of the Additional Purchasers and each other holder of a Note, that Section 17.1(a)(2)(iii) of the Note Purchase Agreement shall be amended to read as follows:

(iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 (or such corresponding provision of any Supplement) and Section 17.1(a)(3)), 11(a), 11(b), 12, 17, 20 or 22.8; and

9. In addition to the covenants and agreements set forth in the Note Purchase Agreement, the Company covenants and agrees, for the benefit of the Additional Purchasers and each other holder of a Note, that the following definitions are hereby added to the Schedule A of Note Purchase Agreement:

“NRSRO” means a Nationally Recognized Statistical Rating Organization so designated by the SEC whose ratings for senior unsecured indebtedness of business development companies are authorized for use with, and recognized by, the SVO, other than Egan Jones.

“Egan Jones” means Egan Jones Rating Company or if applicable, its successor.

10. Each Additional Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date of the Series 2022A Closing with respect

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to the purchase of the Series 2022A Notes by such Additional Purchaser as if each reference to “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer the “Series 2022A Notes,” the “Series 2022A Closing” and the “Additional Purchaser” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by this Supplement.

11. The Company and each Additional Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Additional Purchaser were an original signatory to the Note Purchase Agreement.

The execution hereof shall constitute a contract between the Company and the Additional Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Hercules Capital, Inc.

By: /s/ Seth H. Meyer

Name: Seth H. Meyer

Title: Chief Financial Officer

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This Agreement is hereby accepted and agreed to as of the date hereof.

SLC MANAGEMENT U.S. INTERMEDIATE

INVESTMENT GRADE PRIVATE CREDIT FUND, L.P.

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ David Belanger

Name: David Belanger

Title: Managing Director

By: /s/ Art Baril

Name: Art Baril

Title: Senior Director

This Agreement is hereby accepted and agreed to as of the date hereof.

MEDICA INSURANCE COMPANY

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ David Belanger

Name: David Belanger

Title: Managing Director

By: /s/ Art Baril

Name: Art Baril

Title: Senior Director

This Agreement is hereby accepted and agreed to as of the date hereof.

ARCH INSURANCE COMPANY

By: /s/ James Peniston

Name: James Peniston

Title: Director, Head of Corporate Credit

Arch Investment Management Ltd., on behalf of Arch Insurance Company, solely as investment manager and not in its individual capacity

This Agreement is hereby accepted and agreed to as of the date hereof.

ARCH REINSURANCE COMPANY

By: /s/ James Peniston

Name: James Peniston

Title: Director, Head of Corporate Credit

Arch Investment Management Ltd., on behalf of Arch reinsurance Company, solely as investment manager and not in its individual capacity

This Agreement is hereby accepted and agreed to as of the date hereof.

CHUBB LIFE INSURANCE COMPANY LTD.

By: /s/ Chen Lin

Name: Chen Lin

Title: Portfolio Manager, Chubb Life

This Agreement is hereby accepted and agreed to as of the date hereof.

FIDELITY & GUARANTY LIFE INSURANCE COMPANY

By: Aspida Life Re Ltd., its investment manager

By: Ares Insurance Solutions LLC, its sub-advisor

By: Ares Alternative Credit Management LLC, its sub-advisor

By: /s/ Kevin Alexander

Name: Kevin Alexander

Title: Partner

This Agreement is hereby accepted and agreed to as of the date hereof.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By: /s/ Greg Miller

Name: Greg Miller

Title: Director

This Agreement is hereby accepted and agreed to as of the date hereof.

CSAA INSURANCE EXCHANGE

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By: /s/ Greg Miller

Name: Greg Miller

Title: Director

This Agreement is hereby accepted and agreed to as of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Trinh Nguyen

Name: Trinh Nguyen

Title: Managing Director

This Agreement is hereby accepted and agreed to as of the date hereof.

FEDERATED MUTUAL INSURANCE COMPANY

By: /s/ Donna Ennis

Name: Donna Ennis

Title: Vice President & Senior Portfolio Manager

This Agreement is hereby accepted and agreed to as of the date hereof.

FEDERATED LIFE INSURANCE COMPANY

By: /s/ Donna Ennis

Name: Donna Ennis

Title: Vice President & Senior Portfolio Manager

This Agreement is hereby accepted and agreed to as of the date hereof.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By: /s/ Brenda Kalb

Name: Brenda Kalb

Title: Vice President

Supplemental Representations

The Company represents and warrants to each Additional Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement (other than representations and warranties that apply solely to a specific earlier date which shall be true as of such earlier date and other than the Section references hereinafter set forth) is true and correct in all material respects as of the date of the applicable Series 2020 Closing with respect to the Series 2022A Notes with the same force and effect as if each reference to “the Notes” set forth therein was modified to refer to the “Series 2022A Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the Second Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3. Disclosure. (a) The Company, through its agent, Goldman Sachs, has delivered to each Additional Purchaser a copy of an Investor Presentation, dated May 2022 (the “Memorandum”), relating to the transactions contemplated hereby in connection with the Series 2022A Notes. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Additional Purchasers by or on behalf of the Company (other than financial projections, pro forma financial information and other forward-looking information referenced in Section 5.3(b), information relating to third parties and general economic information) prior to June 9, 2022 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Additional Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2021, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

(b) All financial projections, pro forma financial information and other forward-looking information which has been delivered to each Additional Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant uncertainty and contingencies (many of which are beyond the control of the Company) and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists as of the date of the applicable Series 2022A Closing of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, and (ii) the Company’s directors and senior officers.

Exhibit A

(to Supplement)

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Additional Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes, but excluding all financial projections, pro forma financial information and other forward-looking information) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and lack of footnotes).

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any substantially similar debt Securities for sale to, or solicited any offer to buy the Notes or any substantially similar debt Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Additional Purchasers and not more than 15 other Institutional Investors , each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder for the general corporate purposes of the Company and its Subsidiaries and as otherwise set forth in the section of the Transaction Overview of the Executive Summary in the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the applicable Series 2022A Closing, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. As of the applicable Series 2022A Closing, neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and, to the knowledge of the Company, no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

A-2

Schedules 5.3, 5.4, 5.5, 5.15, 10.1, 10.5 and 10.7 of the Note Purchase Agreement are hereby supplemented by the attached Schedules 5.3, 5.4, 5.5, 5.15, 10.1, 10.5 and 10.7

A-3

[Form of Series 2022A Note]

Hercules Capital, Inc.

6.00% Series 2022A Senior Note due June 23, 2025

No. [_________] [Date]
$[____________] PPN 427096 B#8

For Value Received, the undersigned, Hercules Capital, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on June 23, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of (a) 6.00% per annum from the date hereof, payable semiannually, on the 23rd day of June and December in each year, commencing with the June or December next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Prepayment Settlement Amount (if any), at a rate per annum from time to time equal to the Default Rate (as defined in the hereinafter defined Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Prepayment Settlement Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to a Supplement dated June 23, 2022 to the Note Purchase Agreement, dated February 5, 2020 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), among the Company, the Additional Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled with the holders of all other Notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note with the Company and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is not subject to regularly scheduled prepayments of principal. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Settlement Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Hercules Capital, Inc.

By

Name:

Title: